CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated November 26, 2013 on Dreyfus Natural Resources Fund for the fiscal year ended September 30, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Opportunity Funds.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

January 27, 2014